Exhibit 1.5

PRUDENTIAL FINANCIAL, INC.

Medium-Term Notes, Series E

Due One Year or More from Date of Issue

DISTRIBUTION AGREEMENT

March 1, 2021

To the Agents listed on Schedule I hereto

Ladies and Gentlemen:

Prudential Financial, Inc., a New Jersey corporation (the “Company”), confirms its agreement with the agents listed on Schedule I hereto (each, an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of its Medium-Term Notes, Series E, Due One Year or More from Date of Issue (the “Notes”), as described herein (the “Agreement”).

As of the date hereof, the Company has authorized the issuance and sale of the Notes in an aggregate principal amount not to exceed $20,000,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies) at any one time outstanding, pursuant to the terms of this Agreement. It is understood, however, that the Company will have the option at any time, in its sole discretion and without consent of, or notice to, any Agent, to increase the amount of Notes that may be issued and that such additional Notes may be sold pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. The Notes are to be offered under the senior debt securities indenture dated as of April 25, 2003 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, a New York banking corporation (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below.

This Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case the Agents will act as agents of the Company in soliciting purchases of the Notes. All such sales and resales will be made pursuant to the restrictions set forth herein.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-[●]), not earlier than three years prior to the date hereof; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended or supplemented at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as supplemented by the prospectus supplement dated March 1, 2021 relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes or the offering thereof is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any prospectus supplement (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

SECTION 1.     Appointment as Agents.

(a)    Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, severally but not jointly, as the exclusive placement agents for the Notes and acknowledges that the Agents shall have the exclusive right to assist the Company in the placement of the Notes during the term of this Agreement, subject to the appointment of additional agents from time to time. The Company agrees that, unless otherwise agreed, during the period the Agents are acting as the Company’s placement agents hereunder, the Company will not engage any other person or party to assist in the placement of the Notes; provided, however, that the Company may accept offers to purchase Notes through an agent other than an Agent if such agent shall have executed an accession letter substantially in the form of Exhibit A or B, as appropriate, attached hereto, countersigned by the Company.

(b)    Method of Solicitation. The Agents will solicit offers to purchase the Notes upon the terms and conditions contained herein, and in connection therewith will use only the Disclosure Package (as defined herein) and such term sheets and free writing prospectuses as contemplated by Section 4A(a) hereof.

(c)    Issued and Outstanding Notes. The Company shall not sell or approve the solicitation by any Agent or any other agent appointed pursuant to Section 1(a) hereof of purchases of Notes in excess of the amount which shall be authorized for issuance by the Company from time to time. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes issued or outstanding.

(d)    Purchases as Principal. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof.

(e)    Solicitations as Agents. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. The Company shall have the sole right to accept or reject any proposed purchase of the Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement contained herein. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason other than such Agent’s failure to comply with the terms and conditions of this Agreement relating to such purchase. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent which solicited such offer harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale, unless (x) such Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(f)    Reliance. The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and on the terms and conditions contained herein and in the manner provided herein.

SECTION 2.    Representations and Warranties.

The Company represents and warrants to each Agent as of the date hereof, as of the date of the delivery to the Agents of the documents referred to in Section 5 hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being referred to herein as a “Settlement Date”) and as of each date to which the Registration Statement or the Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date, except as provided in Section 2(c)(i) hereof):

(a)    Registration Statement. The Registration Statement and any post-effective amendment thereto has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

(b)    Documents Incorporated by Reference. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(c)    Disclosure Package. (i) With respect to each issue of Notes, the “Applicable Time” will be such time as is specified as the Applicable Time in the Terms Agreement, and the “Disclosure Package” will be the Prospectus as amended or supplemented at the Applicable Time together with such “issuer free writing prospectuses”, as defined in Rule 433 under the Act, if any, as may be listed in the section of the Terms Agreement entitled “Disclosure Package Schedule” (each, an “Issuer Free Writing Prospectus”); (ii) with respect to each such issue of Notes, the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of, the Pricing Supplement, if the Disclosure Package does not contain such terms and information), as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Notes, each Issuer Free Writing Prospectus relating to the Notes listed in the section of the Terms Agreement entitled “Disclosure Package Schedule”), if any, will not conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 2(c) shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(d)    Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations (in each case considered on a U.S. generally accepted accounting principles (“GAAP”) basis) of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); The Prudential Insurance Company of America, a New Jersey stock life insurance company, has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect; to the extent that each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each such subsidiary (i) has been duly incorporated and is an existing Japanese kabushiki kaisha in good standing under the laws of Japan, (ii) is registered with the Japanese Financial Supervisory Authority, (iii) such registration is in full force and effect and neither The Gibraltar Life Insurance Company, Ltd. nor The Prudential Life Insurance Company, Ltd. has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration, except as set forth in the Disclosure Package and the Prospectus as amended or supplemented and except as would not have, individually or in the aggregate, a Material Adverse Effect and (iv) is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registration, except as set forth in the Disclosure Package and the Prospectus as amended or supplemented and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(e)    Authorization and Validity of Agreements and Notes. Each of this Agreement and any applicable Terms Agreement (as defined in Section 3(b) hereof) has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; the Notes have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment therefor, will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and the terms of the Notes in respect of which an offer to purchase has been accepted by the Company are or will be in all material respects accurately described in the Disclosure Package and the Prospectus.

(f)    Material Changes or Material Transactions. None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package or the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not been (1) any material decrease in the stockholders’ equity of the Company, (2) any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than, in each case, as a result of (i) the sale of Notes, (ii) the sale of notes issued pursuant to the Company’s InterNotes® program, (iii) the sale of notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (iv) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America, (v) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (vi) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements, (vii) borrowings by the Company or Prudential Funding, LLC from their five-year revolving credit facility and (viii) borrowings by Prudential Holdings of Japan, Inc. from its revolving credit facility) and (3) there has been no Material Adverse Effect or any development that will involve a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus.

(g)    No Defaults. The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, as the case may be, do not, and at any time of delivery of the Notes will not, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company) to the extent that such a conflict, breach, default or violation would not have, individually or in the aggregate, a Material Adverse Effect.

(h)    Organizational Documents. Neither the Company nor any of its subsidiaries is, or at any time of delivery of the Notes will be, in violation of its Amended and Restated Certificate of Incorporation or By-Laws or other organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(i)    Legal Proceedings. Other than litigation (none of which is reasonably likely to be material) incidental to the kinds of business conducted by the Company and its subsidiaries, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Disclosure Package and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Disclosure Package and the Prospectus.

(j)    No Authorization, Approval or Consent Required. No consent, approval, authorization, order, registration or qualification of or with any court or governmental or public regulatory body or authority is required for the execution or delivery by the Company of this Agreement, any applicable Terms Agreement or the Indenture, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except (i) for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws of any jurisdiction in which the Notes are offered and sold or (ii) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have, individually or in the aggregate, a Material Adverse Effect.

(k)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and Prospectus, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission.

(l)    Pari Passu Ranking. The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with respect to all unsecured and unsubordinated indebtedness of the Company.

(m)    Independent Registered Public Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act.

(n)    Consolidated Financial Statements. The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, set forth or incorporated by reference in the Disclosure Package and the Prospectus, comply in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and interpretations thereof, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for any normal year-end adjustments, the adoption of new accounting principles, and except as described therein; and the interactive data in eXtensible Business Reporting Language included in the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(o)    Well-Known Seasoned Issuer Status. (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(p)    No Unlawful Payments. Neither the Company nor any of its controlled (as defined in Rule 405 under the Securities Act) subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any non-controlled subsidiary, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(q)    Compliance with Money Laundering Laws. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The operations of the Company and its controlled subsidiaries and, to the knowledge of the Company, its non-controlled subsidiaries are in compliance with the applicable money laundering statutes (including applicable financial recordkeeping and reporting requirements) of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. No Conflicts with Sanctions Laws. Neither the Company nor any of its controlled subsidiaries, directors or officers, nor, to the knowledge of the Company, any non-controlled subsidiary, employee agent or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory, where it is prohibited from being so located, organized or resident under applicable OFAC regulations, the subject or the target of Sanctions including, without limitation, the Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that, in each of cases (i), (ii) and (iii), will result in a violation by any person (including any person participating in the transaction, whether as dealer, underwriter, advisor, investor or otherwise) of Sanctions.

(r)    The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are authorized or outstanding.

(s)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t)    Since the date of the last audited financial statements included or incorporated by reference in the Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v)    The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

SECTION 3.    Offer and Sale of the Notes.

(a)    General. Each Agent (with respect to offers and sales made by it as principal or as agent for the Company and subsequent reoffers, resales and other transfers made by it or in transactions approved by it) and the Company (with respect to offers, sales and subsequent reoffers, resales and other transfers made directly by it or with its approval and not to, by, through, or in a transaction approved by, an Agent) hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(i)    Provision of Documents. To the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”), the Company agrees to provide each Agent with a copy of the Registration Statement, including exhibits and all amendments thereto, any Issuer Free Writing Prospectus (including any amendments or supplements thereto) and the Prospectus (including any amendments or supplements thereto) via email in “.pdf” format upon request of such Agent in connection with the sale of the Notes.

(ii)    Due Diligence. Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to any Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 5(b) hereof.

(iii)    Notice and Effect of Material Changes. If at any time any event shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the discretion of the Company it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will promptly notify each Agent who then holds any Notes purchased as principal pursuant hereto to suspend the solicitation of offers to purchase the Notes. In such event, such Agent shall not thereafter attempt to offer or place any of the Notes until the Company shall have prepared an Issuer Free Writing Prospectus or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, and, subject to Section 4(a) hereof, caused to be filed with the Commission such amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will have corrected such untrue statement or omission or effected such compliance and shall have furnished such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, via email in “.pdf” format to the Agents. Notwithstanding any other provision of this paragraph, for a period of 45 days after the Settlement Date of any purchase of Notes by an Agent as principal, if any event described above in this paragraph occurs, the Company will promptly prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, and will furnish such amended or supplemented Prospectus to such Agent via email in “.pdf” format .

(b)    Purchases as Principal. Unless otherwise agreed by the relevant Agent or Agents (who shall be the lead manager(s) in the case of a syndicated issue) and the Company, Notes shall be purchased by the relevant Agent or Agents as principal. Such purchases shall be made in accordance with terms agreed upon by the relevant Agent or Agents and the Company (which terms shall be agreed upon either in writing substantially in the form of Exhibit C hereto or orally with written confirmation prepared by the relevant Agent or Agents substantially in the form of Exhibit C hereto and mailed, emailed or telecopied to the Company, in each case, with such changes agreed to by the Company and the relevant Agents). Any agreement entered into pursuant to the previous sentence, including any oral agreement confirmed in writing, is referred to herein as a “Terms Agreement”. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and the applicable Terms Agreement. Each purchase of Notes, unless otherwise agreed by the Company and the Agents and specified in the applicable Pricing Supplement, shall be at a discount from the principal amount of each such Note as agreed by the Company and the Agents at the time of such purchase and as specified in the applicable Terms Agreement and Pricing Supplement. At the time of each purchase of Notes by an Agent as principal, such Agent shall specify the requirements for the clear market agreement, officers’ certificates, opinions of counsel and comfort letter pursuant to Sections 4(d), 7(b), 7(c) and 7(d) hereof. An Agent may engage the services of any broker or dealer in connection with the offer or sale of Notes it has purchased from the Company as principal for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with such purchases from the Company to such brokers or dealers.

(c)    Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as agent of the Company, will use reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the Notes, in the Disclosure Package and in the Prospectus, as then amended or supplemented. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company or such Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, which may be in the form of a discount or otherwise, equal to a percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent and as specified in the applicable Pricing Supplement.

(d)    Administrative Procedures. The purchase price, interest rate or formula, stated maturity date and other terms of the Notes (as applicable) shall be agreed upon by the Company and the Agents and set forth in the Prospectus (or an amendment or supplement thereto). Administrative procedures with respect to the sale of Notes shall be agreed upon, orally or in writing, from time to time by the Agents and the Company (the “Procedures”). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to perform, the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Company.

The Company covenants and agrees with each Agent as follows:

(a)    Filing of Documents Incorporated by Reference; Material Changes. Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any prospectus supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s periodic reports that are filed with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and (ii) any Pricing Supplement shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each prospectus supplement, including each Pricing Supplement, relating to the Notes to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. If required by Rule 430B(h) under the Act, the Company shall prepare a form of prospectus in a form approved by the Agents and will file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and the Company shall make no further amendment or supplement to such form of prospectus which shall be disapproved by the Agents promptly after reasonable notice thereof. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus (except that notice of the filing of an amendment or supplement to the Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose ; provided that except during an ongoing offering of Notes (whether any Agents are acting as principal or as agent in connection therewith), such obligation to advise the Agents shall not apply to any document filed by the Company with the Commission via EDGAR. Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will use its reasonable efforts to prevent the issuance of any such stop order, notice of objection or notice of suspension of qualification and, in the event of the issuance of any such stop order or notice of suspension or qualification, the Company will use promptly its commercially reasonable efforts to obtain its withdrawal, and in the event of any such issuance of a notice of objection, the Company promptly will take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Agents (reference herein to the “Registration Statement” shall include any such amendment or new registration statement). If the Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

Subject to Section 3(a)(iii) hereof, if any event shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, in the opinion of counsel for the Agents or counsel for the Company, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any such counsel it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company shall prior to the acceptance of any offer to purchase Notes or prior to the time an Agent solicits offers to purchase the Notes as agent to the Company prepare and, subject to this Section 4(a), cause to be filed with the Commission an Issuer Free Writing Prospectus or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance satisfactory to counsel for the Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, to the Agents in such numbers as they may require.

(b)    Due Diligence. Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to any Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 5(b) hereof.

(c)    Blue Sky Compliance. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offer and sale under (or obtain exemptions from the application to such offering and/or sale of) the securities or Blue Sky laws of such jurisdictions of the United States as the Agents shall reasonably request in writing, and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction.

(d)    Clear Market Agreement. Between the date of any agreement by one or more Agents to purchase Notes as principal from the Company and the Settlement Date with respect thereto, and if agreed to by such Agent or Agents and the Company, neither the Company, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf, will, without the prior written consent of each Agent party to such purchase, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which are substantially similar to the Notes that are to be sold pursuant to such agreement to purchase. Any notes sold under the Company’s InterNotes® program shall not be considered to be “substantially similar” to the Notes for purposes of the immediately preceding sentence.

(e)    Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event no later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(f)    Commencement and Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section, or the provisions of Section 7 hereof, until (i) the time the Company has notified the Agents of the Company’s determination that the Agents’ solicitation of offers to purchase Notes in their capacity as agents should be commenced (such notice to be confirmed in writing) or (ii) an Agent purchases Notes from the Company as principal. The Company shall further not be required to comply with the provisions of subsections (a) or (b) of this Section or the provisions of Section 7 hereof during any period from the time that the Agents (i) shall have been notified (such notice to be confirmed in writing) by the Company to suspend solicitation of offers to purchase the Notes in their capacity as agents and (ii) shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall have notified the Agents (such notice to be confirmed in writing) of the Company’s determination that solicitation of purchases of the Notes should be resumed or any Agent shall purchase Notes from the Company as principal.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(h)    Filing Fees. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(i)    Term Sheets. With respect to any issue of Notes, but only if requested by the Agents offering such Notes prior to the Applicable Time, the Company shall prepare a final term sheet relating to such Notes substantially in the form set forth in Exhibit D hereto (the “Final Term Sheet”) and shall file the Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such rule.

(j)    Automatic Shelf Registration Statement Expiration. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

SECTION 4A. Term Sheets and Free Writing Prospectuses.

(a)    Use and Consent. (i) In connection with each issue of Notes, the Company and each Agent agree as follows:

(ii)    Each Agent represents that it has not made and will not make any offer relating to the Notes that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed (x) by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than the information contained in one or more preliminary term sheets or the Final Term Sheet, or (y) by such Agent pursuant to Rule 433(d)(1)(ii) under the Act, in each case without the prior consent of the Company, and that the section of the Terms Agreement entitled “Disclosure Package Schedule” will include all such free writing prospectuses for which the Agents have received such consent.

(iii)    The Company represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Agents, and that the section of the Terms Agreement entitled “Disclosure Package Schedule” will include all such free writing prospectuses for which the Company has received such consent.

(b)    Rule 433 Compliance. (i) The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rule 433 under the Act, including in respect of timely filing with the Commission, legending and record keeping.

(ii)    Each agent agrees that it will, pursuant to reasonable procedures developed in good faith, (x) retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act and (y) file any free writing prospectus used or referred by it as set forth in Rule 433(d)(1)(ii) under the Act.

(c)    Conflicts with the Registration Statement. The Company agrees that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, if not amended, would conflict with the information in the Registration Statement or the Prospectus, as then amended or supplemented, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

SECTION 4B.    Covenants of the Agents.

Each Agent represents to and agrees with the Company that all sales of Notes by such Agent will comply with the selling restrictions set forth in the Prospectus or applicable Pricing Supplement relating to such Notes provided to such Agent prior to the Applicable Time.

SECTION 5.    Conditions of Obligations.

The obligations of the Agents to purchase Notes as principals and to solicit offers to purchase the Notes as agents of the Company, and the obligations of any purchasers of the Notes sold through the Agents as agents, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of their covenants and agreements herein contained, and to the following additional conditions (it being understood that references in Sections 5(a) through 5(d) to the “Disclosure Package” shall be deemed to apply only when the documents described in this section are required to be delivered in connection with an issuance of Notes pursuant to the requirements of Section 7 hereof):

(a)    Legal Opinion of Corporate Counsel to the Company. On or immediately prior to the date any Agent purchases Notes pursuant to a Terms Agreement and on or immediately prior to any date agreed between the Company and an Agent, the Agents shall have received the favorable opinion or opinions, dated the date of such purchase or the agreed date, as applicable, of corporate counsel for the Company reasonably satisfactory to the Agents, in form and scope reasonably satisfactory to the Agents, to the following effect:

(i)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus as amended or supplemented and to enter into and perform its obligations under this Agreement, any applicable Terms Agreement, the Indenture and the Notes.

(ii)    (A) PGIM, Inc. has been duly organized and is an existing corporation in good standing under the laws of the State of New Jersey; and (B) The Prudential Insurance Company of America has been duly organized and is a validly existing stock life insurance company in good standing under the laws of the State of New Jersey.

(iii)    Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)    The issuance and sale of the Notes in an aggregate principal amount not to exceed $20,000,000,000 at any one time outstanding have been authorized by the Company. When executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement, and the Indenture against payment of consideration therefor, the Notes will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)    Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Prospectus, as amended or supplemented, and is not so described; and no legal or governmental proceeding is pending or, to such counsel’s knowledge, is currently being threatened challenging the offering of the Notes that would be required to be described in the Prospectus as amended or supplemented, and is not so described.

(vi)    No authorization, decree, approval, consent, order, registration or qualification of or with any court or governmental authority, agency or official is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture, any applicable Terms Agreement or the Notes, or in connection with the offering, issuance or sale of the Notes or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or “Blue Sky” laws (as to which such counsel need express no opinion).

(vii)    The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation by the Company of the transactions contemplated herein and therein, and the compliance by the Company with its obligations hereunder and thereunder, will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to such counsel (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any Covered Law, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation and By-Laws of the Company) to the extent that such breach, default or violation would not have individually or in the aggregate, a Material Adverse Effect. “Covered Laws” means the federal laws of the United States and the laws of the States of New Jersey and New York (including the published rules or regulations thereunder) that, in such counsel’s experience, normally are applicable to transactions such as those contemplated by this Agreement or any order or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties; provided, however that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, or the Employee Retirement Income Security Act of 1974.

(viii)     (A) To such counsel’s knowledge, each of the Company, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of PGIM, Inc. and The Prudential Insurance Company of America is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Disclosure Package and the Prospectus, as amended or supplemented, and except as set forth in the

Disclosure Package and the Prospectus, as amended or supplemented, and except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to such counsel’s knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to such counsel’s knowledge, each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Disclosure Package and the Prospectus, as amended or supplemented, and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(ix)    The statements set forth under the heading “Description of the Notes” in the Disclosure Package and in the Prospectus, as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

In addition, in rendering such opinion, such counsel may state that such counsel has examined, or caused to be examined under such counsel’s direction, certificates of public officials, and copies, certified or otherwise identified to such counsel’s satisfaction, of such corporate documents and records of the Company and of such other records, certificates, documents and other instruments as such counsel has deemed relevant and necessary or appropriate as a basis for such opinion. Such counsel may also state that such counsel has consulted with certain attorneys in the Company’s Law Department and has relied, to the extent that such counsel deemed such reliance proper, upon certificates of officers of the Company with respect to the accuracy of material factual matters that were not independently verified. In addition, on the basis of such counsel’s own knowledge and knowledge such counsel has gained from attorneys in the Company’s Law Department, with whom such counsel has consulted for the purpose of preparing the Company’s disclosure documents incorporated by reference in the Registration Statement and Prospectus, considered in the light of such counsel’s understanding of the applicable law and experience such counsel has gained through such counsel’s practice in this field, such counsel shall confirm: (i) that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Act, and the Prospectus as amended or supplemented, as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section 7(c) hereof, at the date of the applicable Terms Agreement and at the Settlement Date with respect thereto), appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and (ii) that nothing has come to such counsel’s attention that has caused such counsel to believe that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section 7(c) hereof, at the date of the applicable Terms Agreement and at the Settlement Date with respect thereto and in respect of the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of the Pricing Supplement, if the Disclosure Package does not contain such terms and information), as of the Applicable Time, and the Prospectus as then amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented. Such counsel may state that he or she does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented, or as to the statement of the eligibility of the Trustee under the Indenture under which the Notes are being issued. In addition, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New Jersey and New York and that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction; that, as to certain factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the form thereof examined by such counsel (or members of the Company’s legal department), that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized signatories and that the signatures on all documents examined by such counsel (or members of the Company’s legal department) are genuine (assumptions that such counsel has not independently verified).

(b)    Legal Opinion of Counsel to Agents. On or immediately prior to the date any Agent purchases Notes pursuant to a Terms Agreement and on or immediately prior to any date agreed between the Company and an Agent, the Agents shall have received the favorable opinion, dated the date of such purchase or the agreed date, as applicable, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the validity of the Indenture and the Notes, the Registration Statement, the Disclosure Package and the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request.

(c)    Officers’ Certificates. On or immediately prior to the date any Agent purchases Notes pursuant to a Terms Agreement and on or immediately prior to any date agreed between the Company and an Agent, the Agents shall have received a certificate, dated the date of such purchase or the agreed date, as applicable, of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company to the effect that (1) since the respective dates as of which information is given in the Disclosure Package and the Prospectus, as then amended or supplemented, there has not been any material decrease in the stockholders’ equity of the Company, any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of (i) the sale of Notes, (ii) the sale of notes issued pursuant to the Company’s InterNotes® program, (iii) the sale of notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (iv) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America, (v) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (vi) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements, (vii) borrowings by the Company or Prudential Funding, LLC from their five-year revolving credit facility, or (viii) borrowings by Prudential Holdings of Japan, Inc. from its revolving credit facility), or any Material Adverse Effect or any development that will involve a prospective Material Adverse Effect, (2) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (3) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the performance of its obligations hereunder at or prior to the date of such certificate and (4) no Event of Default (as defined in the Indenture), or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

(d)    Accountants’ Letter. On or immediately prior to the date any Agent purchases Notes pursuant to a Terms Agreement and on or immediately prior to any date agreed between the Company and an Agent, each Agent shall have received from PricewaterhouseCoopers LLP a letter, dated the date of such purchase or the agreed date, as applicable, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, as then amended or supplemented.

(e)    Further Conditions. On or prior to (x) the time an Agent solicits offers to purchase the Notes as agent to the Company or (y) the time an Agent purchases Notes as principal pursuant to a Terms Agreement, as the case may be: (i) there shall not have occurred, since the date of the Terms Agreement in the case of a purchase by an Agent as principal, any downgrading nor shall any notice have been given of (A) downgrading, (B) any intended or potential downgrading or (C) any review or possible change with possible negative implications in the rating accorded any debt security or preferred stock of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; (ii) there shall not have been since the respective dates as to which information is given in the Disclosure Package and the Prospectus, any material decrease in the stockholders’ equity of the Company, any material decrease in the capital stock of the Company or any material increase in the consolidated long- term debt of the Company (other than as a result of (i) the sale of Notes, (ii) the sale of notes issued pursuant to the Company’s InterNotes® program, (iii) the sale of notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (iv) borrowings with the Federal Home Loan Bank of New York by The Prudential Insurance Company of America, (v) borrowings with the Federal Home Loan Bank of Boston by Prudential Retirement Insurance and Annuity Company, (vi) borrowings by subsidiaries of the Company in the ordinary course of business pursuant to securities lending, repurchase or reverse repurchase arrangements, (vii)

borrowings by the Company or Prudential Funding, LLC from their five-year revolving credit facility, or (viii) borrowings by Prudential Holdings of Japan, Inc. from its revolving credit facility), or any Material Adverse Effect or any development that will involve a prospective Material Adverse Effect, in each case other than as set forth in the Disclosure Package and the Prospectus, as then amended or supplemented, the effect of which in the judgment of the applicable Agent (which in the case of a syndicated issue, shall be the lead manager(s)) makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; (iii) (A) trading generally shall not have been suspended or materially limited on The New York Stock Exchange, The NASDAQ Stock Market or in the over-the-counter market in debt securities, (B) trading of any securities of or guaranteed by the Company shall not have been suspended or materially limited on The New York Stock Exchange, The NASDAQ Stock Market or in any over-the-counter market in debt securities, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal, New York State or New Jersey authorities nor shall a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction have occurred, or (D) there shall not have occurred any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any other calamity or crisis involving the United States or any change in national or international financial, political or economic conditions or currency exchange rates or controls that, in the judgment of such Agent or Agents (which in the case of a syndicated issue, shall be the lead manager(s)), is material and adverse and which in the judgment of such Agent or Agents (which in the case of a syndicated issue, shall be the lead manager(s)) makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Disclosure Package and the Prospectus as amended or supplemented at the time an offer to purchase was solicited or at the time such offer to purchase was made; and (iv) no Event of Default, or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

SECTION 6.    Delivery of and Payment for Notes Sold Through the Agents.

Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the relevant Agent shall promptly notify the Company and deliver the Note to the Trustee, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return the amount of such payment to such Agent in immediately available funds. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7.    Additional Covenants of the Company.

The Company covenants and agrees with each Agent that:

(a)    Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), and each delivery of Notes (whether to an Agent as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus, each as amended and supplemented at each such time, and to the Disclosure Package at the Applicable Time relating thereto in respect of such Notes).

(b)    Subsequent Delivery of Certificates. Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act; (ii) the Company sells Notes to an Agent as principal or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished promptly to the Agents or the applicable Agent, as the case may be, certificates dated the date of such amendment or supplement or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents or the applicable Agent, as the case may be, to the effect that the statements contained in the certificates referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented at such time, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clauses (ii) or (iii)) or, in lieu of any such certificates, certificates of the same scope as the corresponding certificates referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus, each as amended and supplemented at the time of delivery of such certificate, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clauses (ii) or (iii).

(c)    Subsequent Delivery of Legal Opinions. Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act; (ii) the Company sells Notes to an Agent as principal or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished promptly to the Agents or the applicable Agent, as the case may be, the written opinion of corporation counsel of the Company reasonably acceptable to the Agents, or other counsel reasonably acceptable to the Agents. In the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement, if called for by the applicable Terms Agreement, the Agent may request an opinion of counsel to the Agents. In each case, the foregoing opinions shall be dated the date of delivery of such opinions, in form and scope satisfactory to the Agents or the applicable Agent, as the case may be, of the same scope as the opinions referred to in Sections 5(a) and (b), as applicable, hereof (except that, in the case of any interim report filed on Form 10-Q or other document or annual report on Form 10-K filed under the Exchange Act, such opinions need not be rendered as to the good standing of the entities referred to in Section 5(a)(ii) hereof or as to the matters referred to in Section 5(a)(viii) hereof), but modified, as necessary, to relate to the Registration Statement and the Prospectus, each as amended and supplemented at the time of delivery of such opinions, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clauses (ii) or (iii) or, in lieu of any such opinion, counsel last furnishing such opinion to the Agents shall furnish to the Agents or the applicable Agent, as the case may be, a letter to the effect that the Agents or the applicable Agent, as the case may be, may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at the time of delivery of such letter authorizing reliance, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clauses (ii) or (iii)).

(d)    Subsequent Delivery of Accountants’ Letter. Each time that (i) during an ongoing offering of Notes in which the Agents are soliciting offers to purchase Notes on an agency basis, the Company files, amends or supplements an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act or (ii) the Company sells Notes to an Agent as principal, the Company shall furnish or cause to be furnished forthwith to the Agents or the applicable Agent, as the case may be, (A) a letter from its independent registered public accountants in form satisfactory to the Agents or applicable Agent of the same scope as the letter referred to in Section 5(d), or, (B) in the case of an interim report on Form 10-Q, a review letter from such accountants in conformity with the requirements of Statement of Accounting Standards No. 100, Interim Financial Information, modified as necessary to relate to the Registration Statement and the Prospectus, each as amended or supplemented at the time of delivery of such letter, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clause (ii) (with such letter being delivered at such Applicable Time), and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8.    Indemnification.

(a)    Indemnification of the Agents. The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus, any “issuer information” required to be filed pursuant to Rule 433(d) under the Act or the information contained in any Final Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Final Term Sheet in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

(b)    Indemnification of the Company. Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Final Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Final Term Sheet in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement, in each case as set forth in the applicable Terms Agreement, if any, and Pricing Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 9.    Payment of Expenses.

(a)    The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)    The preparation, filing and delivery to the Agents of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectuses and all supplements and amendments thereto;

(ii)    The preparation, filing and delivery to the Agents of this Agreement, the Indenture, any Terms Agreement, the calculation agency agreement, if any, and all amendments or supplements, if any, to the foregoing;

(iii)    The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry Notes;

(iv)    The fees and disbursements of the Company’s counsel, of the Trustee and its counsel, and of any calculation agent and its counsel;

(v)    The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Notes, and, if agreed to by the Company and the applicable Agent, any purchase of Notes by such Agent as principal;

(vi)    The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey; and

(vii)    Any fees charged by rating agencies for the rating of the Notes.

(b)    Each Agent agrees that it shall pay all expenses relating to the preparation, filing and delivery of any free writing prospectus (as defined in Rule 405 under the Act) used or referred to by such Agent that is not an Issuer Free Writing Prospectus.

SECTION 10.    Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.    Termination.

(a)    Termination of this Agreement. This Agreement (excluding any agreement hereunder then in effect by any Agent to purchase Notes as principal) may be terminated for any reason, at any time by the Company (with respect to one or all of Agents) or by an Agent (with respect to itself) upon the giving of written notice of such termination to the other parties hereto.

(b)    General. In the event of any termination of this Agreement or any agreement to purchase Notes as principal pursuant to the terms hereof, no party will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Sections 3(b) and 3(c) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Sections 8, 9, 10, 11, 14 and 15 hereof shall survive any such termination and remain in effect.

SECTION 12.    Default by an Agent Purchasing Notes as Principal.

With respect to a syndicated issue, if one or more of the Agents purchasing Notes as principal hereunder shall fail to purchase the Notes which it or they agreed to purchase (the “Defaulted Notes”), then the lead nondefaulting Agent shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Agents, or any other agent, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then:

(i)    if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, then the nondefaulting Agent or Agents shall be obligated to purchase the entire aggregate principal amount of the Defaulted Notes in the proportion(s) that it or their respective underwriting obligations under the applicable agreement to purchase such Notes as principal bear to the underwriting obligations of all nondefaulting Agents.

(ii)    if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, then the nondefaulting Agent or Agents shall not be under any obligation to purchase any of the Notes agreed by the Agents to be purchased as principal in such transaction and the applicable agreement to purchase such Notes as principal shall terminate without liability on the part of any nondefaulting Agent or Agents.

Nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder.

In the event of a default by any Agent as set forth in this Section 12 which does not result in the termination of the applicable agreement to purchase Notes as principal, the Settlement Date with respect to such purchase of Notes as principal shall be postponed for such period, not exceeding seven days, as the lead nondefaulting Agent shall determine in order that the required changes in the Prospectus or arrangements may be effected.

SECTION 13.    Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, by email, or by fax, and any such notice shall be effective when received at the address specified below, with respect to the Company, and on Schedule I hereto, with respect to each Agent.

If to the Company:

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Telephone:      (973) 802-6000

Attention:        Assistant Treasurer – Borrowing

Email:              meha.jain@prudential.com

With a copy to:

Prudential Financial

751 Broad Street

Newark, NJ 07102

Telephone:      (973) 802-8476

Telecopier:      (973) 802-8287

Attention:        Miguel A. Nieves – VP, Corporate Counsel

Email:              miguel.nieves@prudential.com

or at such other address as any such party may designate from time to time by notice duly given to the other parties hereto in accordance with the terms of this Section 13.

SECTION 14.    Relationship with Agents.

The Company acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

SECTION 15.    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 16.    Parties and Successors.

This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement shall not be assignable by any party without the prior written consent of the other parties except that any Agent may assign this Agreement to an affiliated broker-dealer.

SECTION 17.    Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which shall constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 18.    Captions.

The captions to this Agreement are for convenience of reference only and shall not define, limit or amplify any of the terms or the provisions hereof.

SECTION 19.    Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 20.    Amendments.

This Agreement may be amended by any instrument in writing signed by all of the parties hereto.

SECTION 21.    Recognition of EU Bail-In Powers.

Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, each of the Company and the Agents acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Power by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Agent to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Agent or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Agent, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 21,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Power in the applicable Bail-in Legislation may be exercised.

“Covered Agent” means any Agent subject to the Bail-In Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Agent.

SECTION 22.    Recognition of UK Bail-In Power.

Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, each of the Company and the Agents acknowledges and accepts that UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Power by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of each Covered Agent to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant Covered Agent or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement as they relate to any UK Bail-in Liability of a Covered Agent, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of the UK Bail-in Powers by the Relevant UK Resolution Authority.

For the purposes of this Section 22,

“Covered Agent” means any Agent subject to the UK Bail-In Legislation.

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the relevant Covered Agent.

“UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

SECTION 23.    Recognition of U.S. Special Resolution Regime.

In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement was governed by the laws of the United States or a state of the United States.

For the purposes of this Section 23,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with our agreement, please indicate your agreement and acceptance hereof in the space provided for that purpose below.

Very truly yours, PRUDENTIAL FINANCIAL, INC.

By:
Name:	Meha Jain
Title:	Vice President & Assistant Treasurer

Agreed and Accepted:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

ACADEMY SECURITIES, INC.

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

BNY MELLON CAPITAL MARKETS, LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

CASTLEOAK SECURITIES, L.P.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

DREXEL HAMILTON, LLC

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

ICBC STANDARD BANK PLC

By:
Name:
Title:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

MISCHLER FINANCIAL GROUP, INC.

By:
Name:
Title:

MUFG SECURITIES AMERICAS INC.

By:
Name:
Title:

MIZUHO SECURITIES USA LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

NATIXIS SECURITIES AMERICAS LLC

By:
Name:
Title:

R. SEELAUS & CO., LLC

By:
Name:
Title:

SAMUEL A. RAMIREZ & COMPANY, INC.

By:
Name:
Title:

SANTANDER INVESTMENT SECURITIES INC.

By:
Name:
Title:

SCOTIA CAPITAL (USA) INC.

By:
Name:
Title:

SIEBERT WILLIAMS SHANK & CO., LLC

By:
Name:
Title:

SG AMERICAS SECURITIES, LLC

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC.

By:
Name:
Title:

STANDARD CHARTERED BANK

By:
Name:
Title:

TD SECURITIES (USA) LLC

By:
Name:
Title:

U.S. BANCORP INVESTMENTS, INC.

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

SCHEDULE I

J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179 Telephone: 212-834-4533 Facsimile: 212-834-6081 Attention: Investment Grade Syndicate Desk	MIZUHO SECURITIES USA LLC 1271 Avenue of the Americas New York, New York 10020 Telephone: 1-866-271-7403 Email: legalnotices@mizuhogroup.com Attention: Debt Capital Markets Desk

ACADEMY SECURITIES, INC.

2 Grand Central Tower, 140 E 45th Street, 5th Floor

New York, New York 10017

Telephone: (858) 876-3160

Facsimile: (858) 408-4280

Email: mboyd@academysecurities.com

Attention: Michael Boyd, Academy CCO

MORGAN STANLEY & CO. LLC 1585 Broadway New York, New York 10036 Telephone: 212-761-6691 Facsimile: 212-507-8999 Attention: Investment Banking Division

BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019 Facsimile: 646 834 8133 Attention: Syndicate Registration	MUFG SECURITIES AMERICAS INC. 1221 Avenue of the Americas, 6th Floor New York, New York 10020 Telephone: (212) 405-7000 Facsimile: (646) 434-3455 Attention: Capital Markets Group

BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue New York, New York 10019 Telephone: 212-841-2871 Email: new.york.syndicate@bnpparibas.com Attention: Syndicate Desk

NATIXIS SECURITIES AMERICAS LLC

1251 Avenue of the Americas, 4th Floor

New York, New York 10020

Telephone: (212) 891-6100

Facsimile: (212) 891-6101

Email: vladimir.sentome@natixis.com

Attention: Vladimir Sentome

BNY MELLON CAPITAL MARKETS, LLC

240 Greenwich Street, 3rd Floor

New York, New York 10286

Telephone: (212) 816-4979

Facsimile: (212) 815-6403

With a copy at the same address to:

Telephone: (201) 761-5175

Facsimile: (742) 540-6311

Attention: Operations Department

R. SEELAUS & CO., LLC

26 Main Street, Suite 300

Chatham, New Jersey 07928

Telephone: 908-273-3011

Facsimile: 908-273-7730

Email: Lripperger@rseelaus.com

Attention: Lindsay Ripperger – R. Seelaus & Co., LLC

BOFA SECURITIES, INC. 1540 Broadway, NY8-540-26-02 New York, New York 10036 Facsimile: (646) 855-5958 Email: dg.hg_ua_notices@bofa.com Attention: High Grade Transaction Management/Legal	SAMUEL A. RAMIREZ & COMPANY, INC. 61 Broadway, 29th Floor New York, New York 10006 Telephone: 212-248-0500 Facsimile: 212-214-0977 Email: sandra.baumb@ramirezco.com Attention: Sandra Baumb

CASTLEOAK SECURITIES, L.P.
200 Vesey Street, 4th Floor
New York, New York 10281

Telephone: (212) 610-3519

Facsimile: (212) 294-7866

Email: pji@castleoaklp.com

Attention: Philip J. Ippolito - Chief Financial Officer

SANTANDER INVESTMENT SECURITIES INC.

45 East 53rd Street, 5th Floor

New York, New York 10022

Telephone: 1-855-403-3636

Facsimile: 212-407-0930

Email: DCMAmericas@santander.us

Attention: Debt Capital Markets

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013 Telephone: (212) 816-1135 Facsimile: (646) 291-5209 Attention: Transaction Execution Group	SCOTIA CAPITAL (USA) INC. 250 Vesey Street New York, New York 10281 Telephone: 1-800-372-3930 Email: US.Legal@scotiabank.com Attention: Debt Capital Markets / Chief Legal Officer, U.S.

CREDIT SUISSE SECURITIES (USA) LLC 11 Madison Avenue New York, New York 10010 Facsimile: (212) 325-4296 Attention: IB-Legal	SIEBERT WILLIAMS SHANK & CO., LLC 100 Wall Street, Eighteenth Floor New York, New York 10005 Telephone: 212-830-4507 Facsimile: 646-576-9680 Email: jlevin@siebertwilliams.com Attention: Jonathan Levin

DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005 Telephone: 1-800-503-4611 Facsimile: 646-374-1071 Attention: Debt Capital Markets Syndicate, with a copy to General Counsel	SMBC NIKKO SECURITIES AMERICA, INC. 277 Park Avenue New York, New York 10172 Telephone: 1-888-868-6856 Email: prospectus@smbcnikko-si.com Attention: Debt Capital Markets

DREXEL HAMILTON, LLC 77 Water Street, Suite 201 New York, New York 10005 Telephone: 646-632-0404 Facsimile: 646-607-3071 Email: afelice@drexelhamilton.com Attention: Anthony Felice	SG Americas Securities, LLC 245 Park Avenue New York, New York 10167 Telephone: (212) 278-7631 Email: richard.wolff@sgcib.com Attention: High Grade Syndicate Desk

GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282 Attention: Registration Department	STANDARD CHARTERED BANK 1 Basinghall Avenue, 5th Floor London, EC2V 5DD, U.K. Telephone: +442078856430 Email: USPrimaryDebt@sc.com Attention: Capital Markets

HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, New York 10018 Telephone: (212) 525-2346 Facsimile: (646) 366-3229 Email: tmg.americas@us.hsbc.com Attention: Transaction Management - Americas	TD SECURITIES (USA) LLC 1 Vanderbilt Avenue, 12th Floor New York, New York 10017 Email: USTMG@tdsecurities.com Attention: Transaction Management Group

ICBC STANDARD BANK PLC

20 Gresham Street

London, EC2V 7JE, U.K.

Telephone: +44 20 3145 8480

Facsimile: +44 20 3189 5412

Email: DCM@icbcstandard.com

Attention: Head of Debt Primary Markets, Head of Legal

U.S. BANCORP INVESTMENTS, INC.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Telephone: 877-558-2607

Facsimile: 704-335-2393

Email: anthony.fiore@usbank.com

Attention: Debt Capital Markets

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, Fourth Floor

New York, New York 10019

Telephone: 800-966-1559

Facsimile: 212-582-1592

Email: kbwsyndicatedesk@kbw.com

Attention: Equity Capital Markets

WELLS FARGO SECURITIES, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Email: tmgcapitalmarkets@wellsfargo.com Attention: Transaction Management

MISCHLER FINANCIAL GROUP, INC.
1111 Bayside Drive, Suite 100
Corona Del Mar, California 92625

Telephone: (949) 720-0640

Facsimile: (949) 920-0229

Email: ops@mischlerfinancial.com

Attention: Operations Department

EXHIBIT A

ACCESSION LETTER (Program)

To:	Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey 07102
Attention: Assistant Treasurer – Borrowing

[Date]

Prudential Financial, Inc. (the “Company”)

Medium-Term Notes, Series E

Due One Year or More from Date of Issue (the “Notes”)

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated March 1, 2021 (as amended from time to time, the “Distribution Agreement”) made among the Company and the Agents parties thereto. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below:

(a)	a copy of the Distribution Agreement;

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Distribution Agreement;

(c)	a copy of the Indenture, as amended at the date hereof; and

(d)

a letter from each of the legal advisors referred to in Section 5(a) and Section 5(b), respectively, of the Distribution Agreement addressed to ourselves and giving us the full benefit of the most recent legal opinions delivered to all of the Agents (excluding legal opinions delivered only to certain Agents in connection with a specific offering of Notes) as of the date of such existing legal opinions;

and have found them to our satisfaction.

For purposes of the Distribution Agreement, our notice details are as follows:

[Insert name, address, telephone, fax number, email and attention].

In consideration of the Company appointing us as an Agent under the Distribution Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Distribution Agreement will apply in connection with the offer and sale of the Notes, and we agree to be bound by the terms and conditions of the Distribution Agreement.

This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,

[Insert name of new Agent]

In accordance with Section 1(a) of the Distribution Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Distribution Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Distribution Agreement.

Confirmed and accepted

as of the date first above written:

Very truly yours,

Prudential Financial, Inc.

EXHIBIT B

ACCESSION LETTER – (Issuance)

To:	Prudential Financial, Inc.
751 Broad Street Newark,
New Jersey 07102
Attention: Assistant Treasurer – Borrowing

[Date]

Prudential Financial, Inc. (the “Company”)

$[            ] aggregate principal amount of [    ]% Medium-Term Notes, Series E,

Due [            ,     ] (the “Notes”)

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated March 1, 2021 (as amended from time to time, the “Distribution Agreement”), and the Terms Agreement, dated              (the “Terms Agreement”, and together with the Distribution Agreement, the “Agreement”) entered into with respect to the Notes, and made among the Company and the Agents parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below:

(a)	a copy of the Agreement;

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Agreement;

(c)	the Indenture, as amended at the date hereof; and

(d)

[a letter from each of the legal advisors referred to in Section 5(a) and Section 5(b), respectively, of the Distribution Agreement addressed to ourselves and giving us the full benefit of the most recent legal opinions delivered to all of the Agents (excluding legal opinions delivered only to certain Agents in connection with a specific offering of Notes) as of the date of such existing legal opinions;][1]

and have found them to our satisfaction.

For purposes of the Agreement, our notice details are as follows:

[Insert name, address, telephone, fax number, email and attention].

[1]	Only if some of opinions not delivered in connection with particular offering

B-1

In consideration of the Company appointing us as an Agent in respect of the Notes under the Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Agreement apply in relation to the Notes, and we agree to be bound by the terms and conditions of the Agreement.

This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,

[Insert name of new Agent]

In accordance with Section 1(a) of the Distribution Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Distribution Agreement, but only with respect to the issuance and sale of the Notes.

Confirmed and accepted

as of the date first above written:

Very truly yours,

Prudential Financial, Inc.

B-2

EXHIBIT C

FORM OF TERMS AGREEMENT

TERMS AGREEMENT

Prudential Financial, Inc.

Medium-Term Notes, Series E

Due             , 20         (the “Notes”)

Dated:

To:	Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey 07102
Attn: Assistant Treasurer – Borrowing

Re:	Distribution Agreement dated as of March 1, 2021
(the “Distribution Agreement”)

The following terms are hereby agreed to by the Agents named herein (the “Underwriters”) and Prudential Financial, Inc. a New Jersey corporation (the “Company”), in connection with the sale of the [ ]% / [Floating Rate] Notes due 20[    ] (the “Notes”):

Principal Amount: $

Method of Resale:

[    ]    varying prices related to prevailing market prices at the time of resale to be determined by the applicable Agent.

[    ]    a fixed offering price of 100% of the Principal Amount.

[    ]    a fixed offering price of     % of the Principal Amount.

Interest Rate:

If Fixed Rate Note:

Interest Rate:

Interest Payment Dates:

Regular Record Dates:

If Floating Rate Note:

Base Rate or Rates:

If CMT Rate:

(i)    Designated CMT Reuters Page:

(ii)    Designated CMT Maturity:

Initial Interest Rate:

Spread, if any:

Spread Multiplier, if any:

Interest Reset Date(s):

Interest Reset Period:

Interest Payment Date(s):

Regular Record Dates:

Index Currency:

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Determination Dates:

Day Count Fraction:

Calculation Agent:

If Indexed Note:

Principal Amount to be paid at the Stated Maturity Date, or formula therefor:

Interest Rate, or formula therefor:

Interest Payment Dates:

Regular Record Dates:

Other terms:

Specified Currency:

Exchange Rate:

Exchange Rate Agent:

If Amortizing:

Terms of amortization:

If Original Issue Discount Note:

Yield to maturity:     Other terms:

If Redeemable:

Make-Whole Redemption applicable: [Y/N]

    Applicable Spread:

Redemption Date(s) or Period(s):

Initial Redemption Date, if any:

Final Redemption Date, if any:

Redemption Price:

Other redemption terms:

If Repayable at Holder’s Option:

Repayment Date(s) or Period(s):

Other repayment terms:

Stated Maturity Date:

Trade Date:

Original Issue Date:

Business Day Convention:

Business days, if different from those specified in the Prospectus Supplement, that apply to the Notes:

Purchase Price by Underwriters:

Net Proceeds to the Company:

Underwriters:

The Underwriters named below, subject to the terms and provisions of the Distribution Agreement, which is incorporated herein in its entirety and made a part hereof, have severally agreed to purchase from the Company, and the Company has agreed to sell to the several Underwriters, the principal amount of Notes set forth opposite their respective names.

Underwriters	Principal Amount of Notes

Underwriter’s Discount or Commission:

Selling Concession per Note:

Reallowance per Note:

Settlement Date:

Disclosure Package Schedule

Applicable Time:

Issuer Free Writing Prospectuses:

[Final Term Sheet dated                     , 20    ], [if the Company is obligated to prepare and file such term sheet pursuant to Section 4(i) of the Distribution Agreement]

Other Provisions, if any:

In connection with the purchase of Notes by the Underwriters, the following will be required:

Officers’ certificates pursuant to Section 7(b) of the Distribution Agreement.

Legal opinions pursuant to Section 7(c) of the Distribution Agreement.

Accountant’s letter pursuant to Section 7(d) of the Distribution Agreement.

Clear Market Agreement pursuant to Section 4(d) of the Distribution Agreement.

Payment shall be made to the Company pursuant to the terms of the Distribution Agreement, in immediately available funds.

Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined.

Please accept this offer no later than                     , 20     by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[NAME(S) OF UNDERWRITER(S)]

By:
Name: Title:

Accepted:

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF FINAL TERM SHEET

[To be modified as appropriate]

Prudential Financial, Inc.

Issuer:
[Ratings*:]
Security:
Trade Date:
Settlement Date:
Maturity Date:
Principal Amount:
Price to Investors:
Net Proceeds (before expenses):
Pricing Benchmark:
Benchmark Treasury Price and Yield:
Spread to Benchmark:
Re-offer Yield:
Coupon:
Interest Payment Dates:
Regular Record Dates:
Day Count Fraction:
Business Day Convention:
[Business days, if different from those specified in the Prospectus Supplement, that apply:]
Denominations:
[Make-Whole Redemption:]
[Optional Redemption:]
[Joint] Bookrunner[s]:
[Billing and Delivery Agent]:
[Co-]Manager[s]:
CUSIP Number:
[Other Provisions:]

* The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Investing in the Notes involves a number of risks. See “Risk Factors” included or incorporated by reference in the prospectus supplement dated March 1, 2021 and the related prospectus dated March 1, 2021.

Prudential Financial, Inc. has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Prudential Financial, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained by contacting [●] by calling toll free at [●] or [●] by calling toll free at [●].